Exhibit 99.01

AnaptysBio Announces 2016 Operating Results and Pipeline Progress

Data from Ongoing ANB020 Phase 2a Trials and ANB019 Phase 1 Trial Expected in Second Half 2017

SAN DIEGO, March 8, 2017—AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation, today announced progress on the Company’s product pipeline, business highlights and reported full year 2016 financial results.

“We are pleased to have advanced our novel anti-IL-33 antibody, ANB020, through Phase 1 during 2016 and cleared both US and UK regulatory filings to enable multiple Phase 2 clinical data readouts in the second half of 2017,” said Hamza Suria, president and chief executive officer of AnaptysBio. “With the success of our recently completed initial public offering, AnaptysBio is well-positioned to execute our strategy of developing novel antibody approaches to treat severe inflammatory disease.”

Pipeline and Business Highlights

ANB020 (Anti-IL-33 Program) Phase 1 Data Presented and Multiple Phase 2a Clinical Trials Enrolling

•	AnaptysBio completed a double-blind, placebo-controlled Phase 1 clinical trial of ANB020, which demonstrated that ANB020 was well-tolerated and no dose-limiting toxicities were observed at any dose level. An ex vivo pharmacodynamic assay illustrated that a single dose of ANB020 at certain dose levels was sufficient to suppress IL-33 function for approximately three months post-dosing. Detailed data from this Phase 1 clinical trial was presented at the 2017 American Academy of Dermatology (AAD) Annual Meeting on March 3, 2017 and the American Academy of Allergy, Asthma and Immunology (AAAAI) 2017 Annual Meeting on March 4, 2017.

•	AnaptysBio initiated a Phase 2a clinical trial for ANB020 in adult patients with severe peanut allergy, a condition that can result in systemic life-threatening anaphylaxis. Patient enrollment is ongoing in the U.S. and top-line results from this trial are anticipated during the second half of 2017.

•	AnaptysBio initiated a Phase 2a clinical trial for ANB020 for the treatment of adults with moderate-to-severe atopic dermatitis, a challenging type of allergic skin inflammation. Patient enrollment is ongoing in the U.K. and top-line results from this trial are anticipated during the second half of 2017.

•	Scientific collaborators at the Benaroya Research Institute presented a translational research study regarding the potential role of IL-33 in severe peanut allergy at the American Academy of Allergy, Asthma and Immunology (AAAAI) 2017 Annual Meeting on March 4, 2017. The research concluded that IL-33 is a key checkpoint of allergic responses, and blocking IL-33 has the potential to reduce expression of the effector cytokines involved in severe peanut allergy.

ANB019 (Anti-IL-36 Receptor Program) Phase 1 Clinical Data Anticipated in second half 2017

•	AnaptysBio is planning to initiate a Phase 1 clinical trial in healthy volunteers in Australia in which ANB019 will be administered in single and multiple doses through subcutaneous and intravenous routes of administration, with top-line results expected during the second half of 2017. Phase 2 studies for the treatment of two orphan inflammatory diseases, generalized pustular psoriasis and palmo-plantar pustular psoriasis, are anticipated to begin during 2018.

Checkpoint Receptor Agonist Antibodies Demonstrate Efficacy in Preclinical Model

•	AnaptysBio has developed a portfolio of novel checkpoint receptors agonist antibodies designed to treat autoimmune diseases that have recently demonstrated efficacy in a rodent model of graft-versus-host disease. By agonizing checkpoint receptors expressed on immune cells associated with autoimmune disease, these antibodies are anticipated to preferentially suppress disease-causing, auto-reactive immune cells, which the Company believes would reduce their potential to cause broad immunosuppression in patients. The Company plans to advance a checkpoint agonist antibody to the clinic in 2019.

Partnerships Advance Three AnaptysBio-Generated Antibodies into Clinical Trials

•	Under an immuno-oncology partnership with AnaptysBio, TESARO is advancing a Phase 1 clinical study of an AnaptysBio-generated anti-PD-1 antagonist antibody (TSR-042). AnaptysBio anticipates initiation of a registration program for TSR-042 by TESARO during the first half of 2017.

•	A second Phase 1 trial is underway by TESARO studying an AnaptysBio-generated anti-TIM-3 antagonist antibody (TSR-022), and a combination trial of TSR-022 with an anti-PD-1 antibody is expected to be initiated in mid-2017.

•	A third Phase 1 trial is expected to be initiated by TESARO for an AnaptysBio-generated anti-LAG-3 antagonist antibody (TSR-033) in the second quarter of 2017.

•	Under an inflammation partnership with Celgene, a Phase 1 trial is underway evaluating an AnaptysBio-generated PD-1 agonist antibody (CC-90006).

Initial Public Offering Completed

•	AnaptysBio completed its initial public offering of 5,750,000 shares of its common stock at a public offering price of $15.00 per share in January 2017, which included the exercise in full by the underwriters of their option to purchase an additional 750,000 shares of common stock. Net proceeds generated from the offering were $80.2 million.

Full Year 2016 Financial Results and Financial Guidance

•	Cash and cash equivalents totaled $51.2 million as of December 31, 2016, compared to $51.7 million as of December 31, 2015. As of January 31, 2017, cash and cash equivalents totaled $130.2 million and reflects net proceeds of $80.2 million received from the initial public offering, which closed on January 31, 2017. The Company expects that its existing cash and cash equivalents, and projected revenue under its existing collaborations, will fund its anticipated operations through 2018.

•	Research and development expenses were $15.4 million for the year ended December 31, 2016, compared to $17.3 million for the year ended December 31, 2015. The decrease was primarily due to the recognition of certain tax incentives in 2016, offset by an increase in preclinical and clinical trial expenses.

•	General and administrative expenses were $4.3 million for the year ended December 31, 2016, compared to $3.6 million for the year ended December 31, 2015. The increase was attributable to additional personnel-related expenses due to an increase in headcount and an increase in legal expenses.

About AnaptysBio

AnaptysBio is a clinical-stage biotechnology company developing first-in-class antibody product candidates focused on unmet medical needs in inflammation. The company’s proprietary anti-inflammatory pipeline includes its anti-IL-33 antibody (ANB020) for the treatment of moderate-to-severe adult atopic dermatitis, severe adult peanut allergy and severe adult eosinophilic asthma; its anti-IL-36R antibody (ANB019) for the treatment of rare inflammatory diseases, including generalized pustular psoriasis and palmo-plantar pustular psoriasis; and a portfolio of checkpoint receptor agonist antibodies for the treatment of certain autoimmune diseases where immune checkpoint receptors are insufficiently activated and have demonstrated efficacy in an animal model of graft-versus-host disease. AnaptysBio’s antibody pipeline has been developed using its proprietary somatic hypermutation (SHM) platform, which uses in vitro SHM for antibody discovery and is designed to replicate key features of the human immune system to overcome the limitations of competing antibody discovery technologies. AnaptysBio has also developed multiple therapeutic antibodies in an immuno-oncology partnership with TESARO and an inflammation partnership with Celgene, including an anti-PD-1 antagonist antibody (TSR-042) and an anti-TIM-3 antagonist antibody (TSR-022), which are currently under clinical development with TESARO, and an anti-PD-1 checkpoint agonist antibody (CC-90006) currently in the clinic with Celgene.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: our belief that ANB020’s mechanism has advantages in the treatment of atopic diseases over competing agents, and, specifically, our belief that ANB020’s efficacy in inhibiting IL-33 has the potential to reduce expression of the effector cytokines involved in severe peanut allergy and effectively treat severe peanut allergy; the timing of top-line data from ANB020’s Phase 2a clinical trials for the treatment of severe peanut allergy and moderate-to-severe adult atopic dermatitis; and expectations to seek regulatory clearance during the first half of 2017 to initiate a Phase 2a trial in patients with severe adult eosinophilic asthma, and timing regarding the subsequent release of top-line data from any such trial. Statements including words such as “anticipate,” “believe,” “potential,” “estimate,” “plan,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

ANAPTYSBIO, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$51,232	$51,684
Receivable from collaborative partners	1,225	1,226
Australian tax incentive receivable	4,118	—
Prepaid expenses and other current assets	1,633	554

Total current assets	58,208	53,464
Property and equipment, net	471	551
Restricted cash	60	60
Deferred financing costs	3,441	2,205

Total assets	$62,180	$56,280

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,278	$1,521
Accrued expenses	3,429	2,753
Deferred revenue	—	2,942
Income taxes payable	—	139
Other current liabilities	1	21

Total current liabilities	5,708	7,376
Notes payable, net of current portion	13,809	4,903
Deferred rent	154	115
Preferred stock warrant liabilities	3,241	1,549
Commitments and contingencies
Series B convertible preferred stock, $0.001 par value, 3,963 shares authorized, issued and outstanding at December 31, 2016 and 2015; aggregate liquidation preference at December 31, 2016 of $24,991	28,220	28,220
Series C convertible preferred stock, $0.001 par value, 1,887 shares authorized, 1,593 shares issued and outstanding at December 31, 2016 and 2015; aggregate liquidation preference at December 31, 2016 of $7,246	6,452	6,452
Series C-1 convertible preferred stock, $0.001 par value, 474 shares authorized, issued and outstanding at December 31, 2016 and 2015, respectively; aggregate liquidation preference at December 31, 2016 of $6,470	2,156	2,156
Series D convertible preferred stock, $0.001 par value, 5,491 shares authorized, issued and outstanding at December 31, 2016 and 2015, respectively; aggregate liquidation preference at December 31, 2016 of $40,767	40,688	40,688
Stockholders’ deficit:
Common stock, $0.001 par value, 17,214 shares authorized, 2,651 shares and 2,630 shares issued and outstanding at December 31, 2016 and 2015, respectively	3	3
Additional paid in capital	16,672	15,482
Accumulated deficit	(54,923)	(50,664)

Total stockholders’ deficit	(38,248)	(35,179)

Total liabilities, convertible preferred stock and stockholders’ deficit	$62,180	$56,280

ANAPTYSBIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31,
	2016	2015
Collaboration revenue	$16,684	$17,571

Operating expenses:
Research and development	15,419	17,304
General and administrative	4,290	3,589

Total operating expenses	19,709	20,893

Income (loss) from operations	(3,025)	(3,322)

Other expense, net
Interest expense	(458)	(460)
Interest expense, related parties	—	—
Change in fair value of liability for preferred stock warrants	(756)	(1,277)
Other income (expense), net	(20)	(207)

Total other expense, net	(1,234)	(1,944)

Income (loss) before income taxes	(4,259)	(5,266)
Provision for income taxes	—	(139)

Net income (loss)	(4,259)	(5,405)
Net income attributed to participating securities	—	—

Net income (loss) attributed to common stockholders	$(4,259)	$(5,405)

Net income (loss) per common share:
Basic and diluted	$(1.62)	$(2.12)

Weighted-average number of shares outstanding:
Basic and diluted	2,637	2,551